UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Ave. Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661-2224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of Bone Biologics Corporation, a Delaware corporation (the “Company”), was held on June 1, 2016. The Company filed its definitive proxy statement in connection with the Annual Meeting with the Securities and Exchange Commission on May 6, 2016 (which can be viewed at: www.sec.gov). The Company’s stockholders considered the following proposals at the Annual Meeting:

●	Proposal I: a proposal to elect Stephen LaNeve, Bruce Stroever, Dr. Chia Soo, William Coffin, John Booth, Jimmy Delshad and Dr. Benjamin Wu to the Company’s Board of Directors;

●	Proposal II: A proposal to approve on an advisory basis the compensation of the Company’s named executive officers;

●	Proposal III: Advisory vote on the frequency of the vote on executive compensation; and

●	Proposal IV: A proposal to ratify the appointment of Anton & Chia, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2016.

Voting Results

Proposal I: the election of each of Stephen LaNeve, Bruce Stroever, Dr. Chia Soo, William Coffin, John Booth, Jimmy Delshad and Dr. Benjamin Wu was approved as follows: 36,582,773 “FOR” votes, 0 “WITHHELD” votes, and 1,505,715 “NON VOTES”;

Proposal II: Approval of Executive Compensation was approved with 36,582,773 “FOR” votes, 0 “AGAINST” votes and 0 “ABSTAIN” votes;

Proposal III: Frequency of votes on Executive Compensation: one year: 22,468,775; two years: 11,642,804; and three years: 2,471,194, and 0 “ABSTAIN” votes;

Proposal IV: Ratification of Anton & Chia, LLP, as the Company’s independent registered public accountant for the fiscal year ending December 31, 2016, was approved with 36,582,773 “FOR” votes, 0 “AGAINST” votes, and 0 “ABSTAIN” votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LaNEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer